Exhibit 99.1

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Jon E. Bortz, the chairman, president and chief executive officer of LaSalle Hotel Properties, certify that (i) the LaSalle Hotel Properties Annual Report on Form 10-K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the LaSalle Hotel Properties Annual Report on Form 10-K for the year ended December 31, 2002 fairly presents, in all material respects, the financial condition and results of operations of LaSalle Hotel Properties.

Date: February 19, 2003

/s/ JON E. BORTZ
Jon E. Bortz Chairman, President and Chief Executive Officer